As filed with the Securities and Exchange Commission on July 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clear Channel Outdoor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0318078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(210) 832-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynn A. Feldman

Clear Channel Outdoor Holdings, Inc.

99 Park Ave, 2nd Floor

New York, New York 10016

(212) 812-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe

Elisabeth M. Martin

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Preferred Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Depositary Shares(3)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Warrants(4)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Subscription Rights(5)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Share Purchase Contracts	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Share Purchase Units	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Total	(1)(2)	(1)(2)	$1,000,000,000	$121,200

(1)

The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and for each class in reliance on General Instruction II.D of Form S-3. An indeterminate number of the securities of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement with a maximum aggregate offering price not to exceed $1,000,000,000. Securities registered hereunder may be offered in U.S. dollars or the equivalent thereof in foreign currencies. The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.

(2)

Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)

Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of common stock or preferred stock and will be evidenced by a depositary receipt.

(4)	Warrants represent rights to purchase common stock or preferred stock registered under this registration statement.
(5)	The subscription rights to purchase shares of common stock or preferred stock will be offered without additional consideration.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 2, 2019

PROSPECTUS

Clear Channel Outdoor Holdings, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Share Purchase Contracts

Share Purchase Units

We may offer and sell from time to time in one or more offerings any combination of common stock, preferred stock, depositary shares, warrants, subscription rights, share purchase contracts or share purchase units described in this prospectus.

This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our common stock is listed on the New York Stock Exchange under the symbol “CCO.”

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of shares of our common stock, preferred stock, depositary shares, warrants to purchase equity securities, subscription rights to purchase equity securities, share purchase contracts and share purchase units in one or more offerings.

Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus and any related prospectus supplement to this prospectus is accurate as of the date on their respective covers, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.

To understand the terms of the securities described in this prospectus, you should carefully read any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”

The terms the “Company,” “we,” “us,” and “our” as used in this prospectus refer to Clear Channel Outdoor Holdings, Inc. and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE COMPANY

We are one of the world’s largest outdoor advertising companies, providing clients with advertising opportunities through billboards, street furniture displays, transit displays and other out-of-home advertising displays. Through our extensive display inventory and technology-based enhancements we have the ability to deliver innovative, effective marketing campaigns for advertising partners globally.

We are focused on building the leadership position of our diverse global assets and maximizing our financial performance while serving our local communities. We intend to continue to execute upon our long-standing outdoor advertising strategies, while closely managing expenses and focusing on achieving operating efficiencies throughout our businesses.

We were incorporated in Nevada in April 1994 as Clear Channel Holdings, Inc. and converted into a Delaware corporation in March 2019. On May 1, 2019, in connection with our separation from our former parent company, iHeartMedia, Inc., Clear Channel Outdoor Holdings, Inc. merged with and into the Company (previously known as Clear Channel Holdings, Inc. and previously the parent company of Clear Channel Outdoor Holdings, Inc.) with the Company surviving the merger, becoming the successor to Clear Channel Outdoor Holdings, Inc. and changing its name to Clear Channel Outdoor Holdings, Inc.

Our corporate headquarters are in San Antonio, Texas and we have executive offices in New York, New York. Our headquarters are located at 4830 North Loop 1604W, Suite 111, San Antonio, Texas 78249 (telephone: (210) 832-3700). We maintain an investor relations website at investor.clearchannel.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and from the Information Statement/Prospectus (as defined herein), as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and in any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or the negative version of those words or other comparable words and phrases are used to identify these forward-looking statements. Examples of forward-looking statements include statements related to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information regarding important factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in the Information Statement/Prospectus (as defined herein), both of which are incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for future periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, among other things, the repayment of debt, working capital, capital expenditures and acquisitions. Net proceeds may be temporarily invested prior to use in short- and medium-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is only a summary of its material provisions. We encourage you to read our Amended Certificate of Incorporation, our Amended By-Laws, the Investors Rights Agreement (as defined below) and the Certificate of Designation of Series A Perpetual Preferred Stock, which are incorporated by reference into the registration statement of which this prospectus is a part.

General

We are authorized to issue 2,350,000,000 shares of common stock, par value $0.01 per share, and 150,000,000 shares of preferred stock, par value $0.01 per share, of which 45,000 shares are designated as Series A Perpetual Preferred Stock (the “Series A Preferred Stock”).

As of June 18, 2019, there were 365,774,424 shares of our common stock and 45,000 shares of Series A Preferred Stock outstanding.

Common Stock

Voting Rights

Each share of common stock entitles its holder to one vote. Shares of common stock vote as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in our amended certificate of incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter, voting as a single class, subject to any voting rights granted to holders of any preferred stock. Subject to the rights of the holders of any series of preferred stock to elect directors under certain circumstances, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors. No stockholder shall be entitled to exercise the right of cumulative voting.

Dividends

Holders of common stock share equally, on a per share basis, in any dividends and other distributions in cash or stock of any entity or property of ours declared by our board of directors, subject to any preferential rights of any outstanding shares of preferred stock.

Other Rights

On liquidation, dissolution or winding up of our company, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock are entitled to receive a pro rata amount of any distribution of the remaining assets.

No shares of common stock are subject to redemption or conversion or have preemptive rights to purchase additional shares of common stock or other securities of our company.

All the outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, powers, preferences and privileges of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things:

•	restricting dividends on common stock;

•	diluting the voting power of common stock;

•	impairing the liquidation rights of common stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

The board of directors is authorized to determine the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Series A Perpetual Preferred Stock

On May 1, 2019, we issued and sold 45,000 shares of our Series A Preferred Stock, having an aggregate initial liquidation preference of $45.0 million for a cash purchase price of $45.0 million before fees and expenses.

The terms and conditions of the Series A Preferred Stock and the rights of its holders are set forth in the Certificate of Designation of Series A Perpetual Preferred Stock (the “Certificate of Designation”) of the Company filed with the office of the Secretary of State of the State of Delaware on May 1, 2019, and the Series A Investors Rights Agreement, dated as of May 1, 2019, by and among the Company, Clear Channel Worldwide Holdings, Inc., a subsidiary of the Company (“CCWH”), and the purchaser listed therein (the “Investors Rights Agreement”).

Shares of the Series A Preferred Stock rank senior and in priority of payment to our common equity interests and preferred stock junior to the Preferred Stock and other equity interests and preferred stock that does not expressly provide that such equity interest ranks senior to or pari passu with the Preferred Stock in any liquidation or winding up.

Dividends on the Series A Preferred Stock will accrue on a daily basis at the applicable dividend rate on the then-current liquidation preference of the Series A Preferred Stock. Dividends will either (a) be payable in cash, if and to the extent declared by the board of directors, or (b) be added to the liquidation preference. The dividend rate will be equal to (i) the greater of (a) a published LIBOR rate or (b) two percent (2%) plus (ii) either a cash dividend margin or an accruing dividend margin, in each case based on the our consolidated leverage ratio, subject to certain adjustments. At any leverage ratio, the accruing dividend margin will exceed the cash dividend margin by 1.5%. Dividends, if declared, will be payable on March 31, June 30, September 30 and December 31 of each year (or on the next business day if such date is not a business day). No dividend may be declared unless paid immediately in cash (it being understood that no dividends may be declared and paid in securities or otherwise “in kind”).

We may redeem the Series A Preferred Stock, at our option, at any time on or after the third anniversary of the issue date (May 1, 2022) in cash at a redemption price equal to the liquidation preference per share. Upon consummation of certain equity offerings prior to the third anniversary of the issue date (May 1, 2022), we may, at our option, redeem all or a part of the Series A Preferred Stock for the liquidation preference plus a make-whole premium. In addition, upon the occurrence of, among other things (i) any change of control, (ii) a liquidation, dissolution, or winding up, (iii) certain insolvency events or (iv) certain asset sales, each holder may require CCWH to purchase for cash (any such purchase, a “Material Event Purchase”) all of such holder’s then outstanding shares of Series A Preferred Stock. If a Material Event Purchase occurs prior to the third anniversary of the issue date (May 1, 2022), the purchase price will be equal to the liquidation preference plus a make-whole amount. If a Material Event Purchase occurs after the third anniversary of the issue date (May 1, 2022), the purchase price will be equal to the liquidation preference. In addition, each holder of Series A Preferred Stock may require CCWH to purchase all or any portion of such holder’s shares of Series A Preferred Stock on or after the fifth anniversary of the issue date (May 1, 2024).

On the tenth anniversary of the issue date (May 1, 2029), the Series A Preferred Stock will be subject to mandatory redemption for an amount equal to the liquidation preference, unless waived by each holder with respect to such holder’s shares.

The Certificate of Designation limits our ability to incur additional debt or any other security ranking pari passu with or senior to the Series A Preferred Stock, other than in (a) an amount not to exceed $300.0 million on a cumulative basis or (b) subject to an incurrence-based leverage test, subject to other customary carve-outs. The Certificate of Designation also sets forth certain limitations on our ability to declare or make certain dividends and distributions and engage in certain reorganizations.

Subject to certain exceptions for modification of certain “sacred rights” of the Series A Preferred Stock in the Certificate of Designation, the holders of shares of Series A Preferred Stock have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and are not be entitled to call a meeting of such holders for any purpose, nor are they entitled to participate in any meeting of the holders of the our common stock. However, if dividends on the Series A Preferred Stock have not been paid, in cash, for twelve consecutive quarters, the holders of the Series A Preferred Stock shall have the right to designate one member to our board of directors.

Anti-Takeover Effects of Our Amended Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our amended certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Election and Removal of Directors

Our amended certificate of incorporation provides that, continuing until immediately prior to the fourth annual meeting of stockholders following the Separation, our board of directors will be divided into three classes. The term of the first class of directors expires at our 2020 annual meeting of stockholders at which meeting directors in the first class will be elected to a term expiring at our 2023 annual meeting of stockholders, the term of the second class of directors expires at our 2021 annual meeting of stockholders at which meeting directors in the second class will be elected to a term expiring at our 2023 annual meeting of stockholders and the term of the third class of directors expires at our 2022 annual meeting of stockholders at which meeting directors in the third class will be elected to a term expiring at our 2023 annual meeting of stockholders. At each of our annual meetings of stockholders beginning with the 2023 annual meeting of stockholders, the directors will be elected for one-year terms. This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

From and after our 2023 annual meeting of the stockholders following the effectiveness of the amended certificate of incorporation, the board of directors shall no longer be classified and each director shall be elected for a one-year term. In case of any increase or decrease, from time to time, in the number of directors prior to our 2023 annual meeting of the stockholders following the effectiveness of the amended certificate of incorporation, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, the number of directors added to or eliminated from each class shall be apportioned so that the number of directors in each class thereafter shall be as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the board of directors shorten the term of any incumbent director.

Our amended certificate of incorporation provides that, except as otherwise provided by a certificate of designations, any director or the entire board of directors may be removed from office as provided by Section 141(k) of the Delaware General Corporation Law (the “DGCL”).

Size of Board and Vacancies

Our bylaws provide that the number of directors on our board of directors be fixed by resolution of the board of directors. Except as otherwise provided by a certificate of designations, newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

No Stockholder Action by Written Consent

Our amended certificate of incorporation provides that subject to the rights of holders of preferred stock to act by written consent, any stockholder action may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Amendment of Our Bylaws

Our amended certificate of incorporation and bylaws provide that our bylaws may only be amended by the board of directors or, notwithstanding any other provision of the amended certificate of incorporation or law that might otherwise permit a lesser vote or no vote, but in addition to any vote of any series of preferred stock required by law, the amended certificate of incorporation or a certificate of designations, by the affirmative vote of holders of at least a majority of the total voting power entitled to vote thereon.

Amendment of Our Amended Certificate of Incorporation

Our amended certificate of incorporation provide (i) except as otherwise required by law, holders of common stock will not be entitled to vote on any amendment relating solely to one or more series of preferred stock if such affected series is entitled to vote thereon by law or the amended certificate of incorporation (including any certificate of designations), and (ii) notwithstanding any other provision of the amended certificate of incorporation or law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of any series of preferred stock required by law, the amended certificate of incorporation or a certificate of designations, the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock then entitled to vote thereon, voting together as a single class, is required to amend the amended certificate of incorporation; provided, however, that, in addition to any vote of the holders of any class or series of the stock required by law, the amended certificate of incorporation or by a certificate of designations, (a) prior to May 1, 2022 (the “Sunset Date”), the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of capital stock entitled to vote thereon, voting together as a single class, and (b) on and after the Sunset Date, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, Articles V (“Board of Directors”), VI (“By-laws”), VIII (“Limitation on Liability of Directors and Officers”), IX (“Stockholder Action”) and one sentence of Article VII (“Amendment of Certificate of Incorporation”).

Stockholder Meetings

Our amended certificate of incorporation and bylaws provide that except as otherwise required by law and subject to the rights of holders of preferred stock, if any, a special meeting of our stockholders may be called only by the Chairman of our board of directors or our board of directors pursuant to a resolution adopted by a majority of the total number of directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or after the anniversary, such notice shall be delivered, by the later of the 10th day after the annual meeting is announced or 90 days prior to the date of such meeting, and the business must be a proper matter for stockholder action. Among other things the stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Exchange Act, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns including derivative interests.

In general, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary not earlier than 120 days before the meeting nor later than the later of (a) the 90th day prior to the meeting and (b) the 10th day after the meeting is announced.

Only such persons who are nominated in accordance with the procedures set forth in our bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in our bylaws. Except as otherwise required by our governing documents, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our bylaws and, if any proposed nomination or business is not in compliance with our bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our amended certificate of incorporation subjects us to Section 203 of the DGCL.

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Our amended certificate of incorporation and bylaws do not provide for cumulative voting in the election of our board of directors.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

New York Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “CCO.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. There may be other provisions in the deposit agreement and the depositary receipt relating to the depositary shares which are also important to you. You should read these documents for a full description of the terms of the depositary shares. The forms of the deposit agreement and the depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We may choose to offer from time to time fractional interests in our shares of our common stock or preferred stock. If we do so, we will issue fractional interests in our common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fraction of a share of common stock or a fraction of a share of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, dividend, voting, conversion, redemption, subscription and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all payments of cash dividends or other cash distributions received in respect of the common stock or preferred stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If we redeem common stock or a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share of common stock or preferred stock, as the case may be, payable in relation to the redeemed common stock or preferred stock. Whenever we redeem shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which you are entitled to vote, as holder of fractional interests in common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Such appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of common stock or preferred stock, as the case may be.

We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, common stock or preferred stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of common stock or preferred stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We may issue warrants to purchase equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of equity securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the equity securities;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, shares of preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and either shares of common stock, shares of preferred stock, debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units. The description in the prospectus supplement will only be a summary, and you should read the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units. Material United States federal income tax considerations applicable to the share purchase units and the share purchase contracts will also be discussed in the applicable prospectus supplement.

Each share purchase contract or share purchase unit and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	by any other method permitted by law.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular series or issue of securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

Certain legal matters with regard to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Clear Channel Outdoor Holdings, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, the effectiveness of internal control over financial reporting of Clear Channel Outdoor Holdings, Inc. as of December 31, 2018, and the carve-out financial statements of the Outdoor Business of Clear Channel Holdings, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated by reference in this registration statement and prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our investor relations website at investor.clearchannel.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	Clear Channel Outdoor Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 5, 2019;

•	Clear Channel Outdoor Holdings, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2018 filed on March 22, 2019;

•	Clear Channel Outdoor Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on April 25, 2019;

•

Clear Channel Outdoor Holdings, Inc.’s Current Reports on Form 8-K filed on February 13, 2019, March  7, 2019, March 28, 2019 and April 5, 2019 and the Company’s Current Reports on Form 8-K filed on May  2, 2019 and June  7, 2019 and the Company’s Current Report filed on Form 8-K/A filed on May 7, 2019 (excluding any portions of such reports that were “furnished” rather than “filed”);

•

the information statement/prospectus , filed by Clear Channel Holdings, Inc. pursuant to Rule 424(b)(3) on April 2, 2019 (Registration No. 333-228986) (the “Information Statement/Prospectus”) (other than those portions of such Information Statement/Prospectus not deemed to be “filed” with the SEC); and

•

the description of the Company’s Common Stock, which is contained in the Information Statement/Prospectus under the heading “Description of New CCOH Capital Stock,” including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items), unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these filings at no cost to you by writing or telephoning us as follows:

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

Attn: Investor Relations Department

Telephone No. (210) 832-3700

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions:

Amount to be paid
Securities and Exchange Commission registration fee		$121,200
Printing expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Rating agency fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit.

As permitted by the DGCL, we have included in our amended certificate of incorporation (our “Amended Certificate of Incorporation”) a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our Amended Certificate of Incorporation and amended and restated bylaws (our “Amended and Restated Bylaws”), as amended, provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have entered into an Indemnification Agreement with each of our directors. We expect to also enter into Indemnification Agreements with our future directors. Subject to certain limitations, the indemnification agreements provide that the Company will indemnify and hold harmless each director (each, an “Indemnified Party”) to the fullest extent permitted by applicable law from and against all losses, costs, liabilities, judgments, penalties, fines, expenses and other charges that may result or arise in connection with such Indemnified Party serving in his or her capacity as a director or officer of the Company or serving at the request of the Company as a director, officer, employee, fiduciary or agent of the Company or its subsidiaries (the “Corporate Status”) (other than any proceeding brought by the Indemnified Party). The indemnification agreements further provide that, upon an Indemnified Party’s request, the Company will, to the fullest extent permitted by law, advance to, reimburse or pay on behalf of, the Indemnified Party, all expenses paid or incurred by the Indemnified Party in connection with any proceeding in which the Indemnified Party participates by reason of the Indemnified Party’s Corporate Status. Pursuant to the indemnification agreements, an Indemnified Party is presumed to be entitled to indemnification and the Company has the burden of proving otherwise.

The Indemnification Agreements also require the Company to maintain in full force and effect directors’ liability insurance on the terms described in the Indemnification Agreements. If indemnification under the Indemnification Agreements is unavailable to an Indemnified Party for any reason, the Company, in lieu of indemnifying the Indemnified Party, will contribute to any amounts incurred by the Indemnified Party in connection with any claim relating to an indemnifiable event in such proportion as is deemed fair and reasonable in light of all of the circumstances to reflect the relative benefits received or relative fault of the parties in connection with such event. In addition, from time to time, we have entered into and may enter into indemnification agreements and executive employment agreements containing indemnification provisions, and other agreements containing indemnification provisions with our senior officers. Such agreements and provisions generally provide, or will provide, that such persons are to be indemnified and held harmless to the fullest extent authorized by Delaware law. We also have purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. We also have purchased directors’ and officers’ liability insurance covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

The foregoing is only a general summary of certain aspects of Delaware law and our Amended Certificate of Incorporation, Amended and Restated Bylaws, as amended, Indemnification Agreements, and other agreements dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and our Amended Certificate of Incorporation, Amended and Restated Bylaws, as amended, Indemnification Agreements, executive employment agreements, and other agreements containing indemnification provisions with our senior officers.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement(1).

3.1	Amended Certificate of Incorporation of Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

3.2	Amended and Restated Bylaws of Clear Channel Outdoor Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

4.1	Certificate of Designation of Series A Perpetual Preferred Stock (Incorporated by reference to Exhibit 4.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

4.2	Form of Deposit Agreement(1)

4.3	Form of Warrant Agreement(1).

4.5	Form of Subscription Rights Agreement(1).

4.6	Form of Share Purchase Contract Agreement(1).

4.7	Form of Share Purchase Unit Agreement(1).

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Series A Investors Rights Agreement, dated as of May 1, 2019, by and among Clear Channel Outdoor Holdings, Inc., Clear Channel Worldwide Holdings, Inc. and the purchaser listed therein (Incorporated by reference to Exhibit 10.4 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on May 2, 2019).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

(1)	To be filed, if necessary, as an exhibit to a document incorporated by reference herein or to a post-effective amendment hereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this the 2nd day of July, 2019.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ C. William Eccleshare
C. William Eccleshare Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian D. Coleman and Lynn A. Feldman, or any of them, as true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments and supplements, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of July, 2019.

Signature	Title

/s/ C. William Eccleshare C. William Eccleshare	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Brian D. Coleman Brian D. Coleman	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Jason Dilger Jason Dilger	Chief Accounting Officer (Principal Accounting Officer)

/s/ John Dionne John Dionne	Director

/s/ Lisa Hammitt Lisa Hammitt	Director

/s/ Andrew Hobson Andrew Hobson	Director

/s/ Thomas C. King Thomas C. King	Director

/s/ Joe Marchese Joe Marchese	Director

Signature	Title

/s/ W. Benjamin Moreland W. Benjamin Moreland	Director

/s/ Mary Teresa Rainey Mary Teresa Rainey	Director

/s/ Jinhy Yoon Jinhy Yoon	Director